EXHIBIT 11

                                EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES

                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                       Three Months          Six Months
                                      Ended June 30,       Ended June 30,
                                      1994      1993       1994      1993

Primary earnings per share

Weighted average number of
 shares outstanding . . . . . . .     32,556    31,901     32,479    31,848

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .      1,871     2,639      2,605     2,805
                                     -------   -------    -------   -------
Total . . . . . . . . . . . . . .     34,427    34,540     35,084    34,653
                                     =======   =======    =======   =======

Net income. . . . . . . . . . . .    $   611   $ 5,644    $11,840   $16,904
                                     =======   =======    =======   =======
Primary earnings per
 share of common stock. . . . . .    $  0.02   $  0.17    $  0.34   $  0.49
                                     =======   =======    =======   =======


Fully diluted earnings per share (a)

Weighted average number of
 shares outstanding . . . . . . .     32,556    31,901     32,479    31,848

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .      1,871     2,639      2,605     2,805
                                     -------   -------    -------   -------
Total . . . . . . . . . . . . . .     34,427    34,540     35,084    34,653
                                     =======   =======    =======   =======

Net income  . . . . . . . . . . .    $   611   $ 5,644    $11,840   $16,904
                                     =======   =======    =======   =======

Fully diluted earnings
 per share of common stock. . . .    $  0.02   $  0.17    $  0.34   $  0.49
                                     =======   =======    =======   =======


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.